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INTERWAVE COMMUNICATIONS INTERNATIONAL LTD.
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The following is the text of a joint press release issued by Alvarion Ltd. and Interwave Communications International Ltd. on July 27, 2004:

Investor Contacts:	Press Contact:
Dafna Gruber, CFO	Dan Guitteau
+972 3 645 6252	972.998.7480
760-517-3187	dguitteau@golinharris.com
dafna.gruber@alvarion.com

Carmen Deville
Investor Relations
760-517-3188	FOR IMMEDIATE RELEASE
carmen.deville@alvarion.com

Cal Hoagland, SVP and CFO
InterWAVE Communications
650-314-2533
choagland@iwv.com

ALVARION TO ACQUIRE interWAVE COMMUNICATIONS INTERNATIONAL

Mountain View, CA and Tel–Aviv, Israel, July 27, 2004 – Alvarion Ltd. (NASDAQ: ALVR) and interWAVE® Communications International, Ltd. (NASDAQ: IWAV) today announced that they have entered into a definitive agreement which calls for Alvarion to acquire interWAVE for $5.75 per share in an all-cash transaction valued at approximately $56 million. interWAVE is a leading provider of compact mobile GSM and CDMA network equipment and services, primarily aimed at low density markets in developing regions, as well as specialty vertical applications.  Alvarion is the worldwide leader in wireless broadband solutions and is focused on leading the market to widespread adoption of standards-based products through its prominent work in the WiMAX Forum™.

We are excited about this transaction for several reasons,” said Zvi Slonimsky, CEO of Alvarion. “First, it immediately provides an outstanding cost-effective fixed and mobile cellular solution to complement our eMGW residential voice and data solution serving regions of the world where wireline infrastructure is missing or inadequate.  The addition of interWAVE expands our served market to include a rapidly growing segment of the mobile equipment market, broadens our customer base with additional top-tier operators, and leverages both our strong channel relationships and our global sales and customer support capabilities.”

“Second, interWAVE’s technical expertise in cellular systems design and extensive experience in providing complete mobile networks will accelerate the development of our next generation portable/mobile WiMAX offering.  We are well-positioned to continue leading this last-mile revolution as WiMAX moves from fixed-only solutions to include both fixed and mobile capabilities.”

interWAVE provides economical and distributed cellular networks that scale from a few thousand to 100,000 subscribers, enabling operators to minimize capital expenditures while accelerating revenue generation. The company’s solutions are deployed in over 50 countries by more than 100 operators, mainly local and regional cellular operators.  Headquartered in Mountain View, CA, interWAVE’s trailing 12-month revenue for the period ended March 31, 2004 (unaudited) was $39.4 million.

interWAVE is a global company. Its primary activities such as research and development, operations, sales and marketing take place in the United States, providing a Silicon Valley presence, with engineering facilities in China and Ireland and additional sales and marketing facilities in other locations around the world.

“We believe that Alvarion’s market recognition as a leader, its financial strength and global presence will support rapid growth of compact mobile networks and enable ongoing support and the ability to handle large scale, country-wide expansions. We consider interWAVE as one of Alvarion’s growth engines for the future,” Mr. Slonimsky added.

Erwin Leichtle, CEO of interWAVE, will join Alvarion’s management team and will lead the mobile unit. Mr. Leichtle is a telecom veteran with more than 30 years experience in senior management positions, primarily at Ericsson, in various international markets and the United States.

“The combined strengths of Alvarion and interWAVE will be a tremendous benefit to wireless broadband access, and will create large new revenue opportunities for Alvarion,” added Mr. Leichtle, “We believe that Alvarion’s global reach and strong balance sheet will accelerate the growth of our advanced GSM and CDMA 2000 1XRTT compact network products. We are excited about the opportunity to contribute to the next generation of portable/mobile WiMAX solutions through our years of experience with mobile networks and our mobility management technology.”

The transaction will be effected through the amalgamation of interWAVE, and a wholly owned subsidiary of Alvarion.  The transaction is subject to and contingent upon the approval of interWAVE’s stockholders. The boards of directors of both companies have approved the transaction and interWAVE’s board of directors has unanimously agreed to recommend that the company’s stockholders vote in favor of approving the transaction.

The acquisition is expected to be completed by the end of the third quarter of 2004.  Based on this timing, it is expected to have minimal impact on Alvarion’s Q3 earnings, excluding any acquisition-related charges, to be minimally dilutive in Q4 and Q1 of 2005, and to be accretive beginning in the second quarter of 2005.

NOTE:  Alvarion will host a conference call to discuss the transaction and answer questions at 9:00 am EDT on July 28, 2004.  Members of the investment community may join the call by dialing (612) 326-1003 in the USA and +1-612-326-1003 internationally.

The public also is invited to listen to the live webcast of the conference call. For details please visit www.alvarion.com.  An archive of the on-line broadcast will be available on the website.

A replay of the call will be available from 4:00 p.m. EDT on July 28, 2004 through 11:59 p.m. EDT on August 5, 2004. To access the replay, please call USA: (320) 365-3844; International: +1-320-365-3844. To access the replay, users will need to enter the following code: 740498.

About Alvarion

With more than 2 million units deployed in 130 countries, Alvarion is the worldwide leader in wireless broadband providing systems to carriers, ISPs and private network operators. Leading the WiMAX revolution, Alvarion has the most extensive deployments and proven product portfolio in the industry covering the full range of frequency bands. Alvarion’s products enable the delivery of business and residential broadband access, corporate VPNs, toll quality telephony, mobile base station feeding, Hotspot coverage extension, community interconnection, and public safety communications. Alvarion works with several top OEM providers and over 200 local partners to support its diverse global customer base in solving their last-mile challenges.

As a wireless broadband pioneer, Alvarion has been driving and delivering innovations for over 10 years from core technology developments to creating and promoting industry standards. Leveraging its key roles in the IEEE and HiperMAN standards committees and experience deploying OFDM-based systems, the company’s prominent work in the WiMAX ForumTM is focused on increasing widespread adoption of standards-based products in the wireless broadband market.

For more information, visit Alvarion’s World Wide Web site at www.alvarion.com

About interWAVE

interWAVE Communications International, Ltd. (NASDAQ: IWAV) is a global provider of compact network solutions and services that offer the most innovative, cost effective and scaleable network architectures allowing operators to “reach the unreached.” interWAVE’s solutions provide economical, distributed networks that minimize capital expenditure while accelerating customers’ revenue generation. These solutions feature a product suite for the rapid and simple deployment of end-to-end compact cellular systems and broadband wireless data networks. interWAVE’s highly portable mobile, cellular networks and broadband wireless solutions provide vital and reliable wireless communications capabilities for customers in over 50 countries.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

interWAVE will file a proxy statement and other documents concerning the proposed amalgamation transaction with the SEC. Security holders are urged to read the proxy statement when it becomes available and other relevant documents filed with the SEC because they will contain important information. interWAVE Security holders may obtain a free copy of the proxy statement (when it is available) and other documents filed by interWAVE with the Commission at the Commission’s Web site at http://www.sec.gov. The proxy statement/prospectus and these other documents may also be obtained for free from interWAVE, Investor Relations, 2495 Leghorn Street, Mountain View, California, 94043, (650)314-2533. interWAVE and Alvarion and their respective directors and executive officers and other members of their management and their employees may be deemed to be participants in the solicitation of proxies from the shareholders of interWAVE  with respect to the transactions contemplated by the Amalgamation agreement. Information about the directors and officers of interWAVE and Alvarion and their respective interests in the amalgamation will be available in the proxy statement that interWAVE will file with the SEC. This document is available free of charge at the Securities and Exchange Commission’s Web site at http://www.sec.gov and from interWAVE.

This press release contains forward -looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Alvarion’s management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward -looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: our limited history in completing acquisitions may adversely impact our ability to successfully integrate the business of Alvarion and interWAVE; we may face liabilities and expenses in excess of those currently anticipated with respect to the acquisition of interWAVE we may be unable to retain key personnel of interWAVE;  inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to establish and maintain relationships with commerce, advertising, marketing, and technology providers and other risks detailed from time to time in filings with the Securities and Exchange Commission. In addition, if interWAVE does not receive required shareholder approvals or either company fails to satisfy other conditions to closing, the transaction will not be consummated. Factors affecting interWAVE’s business generally include those set forth in interWAVE’s filings with the SEC, including its Annual Report on Form 10-K for its most recent fiscal year and its most recent Quarterly Report on Form 10-Q, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections, and its Current Reports on Form 8-K.

Information set forth in this press release pertaining to third parties has not been independently verified by Alvarion and is based solely on publicly available information or on information provided to Alvarion by such third parties for inclusion in this press release. The web sites appearing in this press release are not and will not be included or incorporated by reference in any filing made by Alvarion with the Securities and Exchange Commission, which this press release will be a part of.

You may request Alvarion’s future press releases or a complete Investor Kit by contacting

Carmen Deville, Investor Relations: carmen.deville@alvarion.com or 1-760-517-3188.

The following Powerpoint slide show was presented to employees of Interwave on July 27, 2004:

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[LOGO]	Joins	[LOGO]

‘Partnership of Growth’

July - 2004

[LOGO]

[LOGO]

About interWAVE

•                  Worldwide leader in compact mobile solutions

•                  More than 100 operators served

•                  Installations in over 50 countries

•                  Headquartered in the silicon valley with offices and R&D centers in Paris, Ireland, and China

•                  Customers are fixed and mobile operators

•                  Q1 2004 revenues run rate -~$40 Million

•                  About 180 employees (over 80 R&D engineers)

•                  $250M invested in technology and market position

[GRAPHIC]

interWAVE Products

UltraWave & WaveExpress		Mobile Switching
Scaleable GSM BSS		Low capacity MSC
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CDMA2000 1x
Compact CDMA network
[GRAPHIC]

Value Added Services		Mobile Switching
GSM/CDMA		High capacity MSC
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interWAVE Market

•                  Focused on the Rural Telecom markets where mobile lines has now surpassed fixed lines

•                  Rural markets growth rate outpaces general mobile market growth

•                  interWAVE’s most recent financial statements reflect the above market reality:

•      $39.4M -last 12 months revenues

•      High growth -48% growth compared to Q2 2003

About Alvarion

•                  Worldwide leader in Wireless Broadband

•                  More than 2,000,000 units installed

•                  Installations in over 130 countries

•                  13 offices and R&D centers worldwide

•                  Customers are fixed and mobile operators, and ISPs

•                  Strong OEM channels with Siemens, Alcatel, Nera & Datang

•                  About 800 employees (over 280 R&D engineers)

•                  Working with more than 200 partners

•                  Q1 2004 revenues run rate - ~$180 Million

•                  Financially strong.

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Alvarion Products

Multi-Service		Broadband
WALKair		BreezeACCESS
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WiMAX
BreezeMAX
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Backhauling		Wide Band
BreezeNET		eMGW
[GRAPHIC]		[GRAPHIC]

Competition

Alvarion is the worldwide leader in the fixed broadband wireless access (BWA) market

[CHART]

Global BWA Equipment Market Share

(Access and Backhaul)

Source:  Pyramid Research Nov. 2003

[GRAPHIC]

‘Stronger Together’

Leverage the Synergy for our

Employees, Customers, and Shareholders

Deal Motivation

Alvarion

•                  Acquire a strategic business unit that is complementary to Alvarion’s residential voice and data solutions

•                  Leverage interWAVE’s extensive mobile expertise to accelerate Alvarion’s WiMAX mobility strategy

interWAVE

•                  Maximize growth and market potential through a merger with an established larger partner

•                  Successful enhancement of core technology and product roadmap

Together

•                  Increase revenues and accelerate growth

•                  Stronger global presence, company positioning, buying power, knowledge and market perception

Increase revenues

•                  IWAV portfolio brings considerable revenue opportunities with strong GM

•                  Alvarion sales forces and channels can bring additional wins and give momentum to the merger

•                  Strong presence in North America

•                  Strong presence in Africa

•                  Leverage Alvarion OEM channels to provide additional opportunities

Our Market Potential

•                  The most promising markets are Mexico, Brazil, Russia, India, Nigeria

•                  Total addressable market is ~$1.6B:

•                  5% ($80M) will be for standalone networks (CDMA & GSM)

•                  58% ($950M) will be extension networks (mostly GSM)

•                  37% ($600M) will be WLL (mostly CDMA -limited mobility).

•                  Together we can target 10% of that market, with a potential of $160M annually.

* This research was conducted for us by Intelecon research of Canada Based on analysis of 23 of the largest developing countries.

interWAVE – The Optimal Choice

•                  Core technology and cost-effective product lines

•                  Strong business in GSM-based solutions

•                  Newly launched CDMA product line adds a new growth engine complementary to Alvarion’s eMGW product

•                  WiMAX mobility strategy is accelerated through:

•                  Turn-key mobile know-how: Switching, Radio, VAS (Value Added Services)

•                  Nomadic / Mobile 3G network architecture and design

•                  Migration to full Mobility 4G architecture

•                  Mobile operators’ back-office systems

Global Synergy

•                  R&D centers in 2 majors markets – US/China

•                  The ‘New Alvarion’ will leverage the combined global presence to achieve improved business utilizing global skills in Sales, Support, R&D, and Marketing

•                  interWAVE team will participate in the portable/mobile WiMAX strategy and projects

•                  interWAVE Soft switch will be evaluated as possible VoIP of Alvarion’s BWA

US Presence

•                  180 employees

•                  Increased revenues in North America

•                  R&D center in USA

•                  Larger Customer support entity and capabilities

•                  Stronger Pre-sales and planning capabilities

interWAVE Customers

•                  Alvarion is committed to continue the development and improvement of interWAVE’s existing product portfolio

•                  Alvarion improves interWAVE’s overall stability and ability to continue providing superb service levels to its customers

•                  As a global company we provide better point-of-presence and stronger vendor relations

•                  Enabling larger scale, countrywide expansion plans

•                  Full scope of Alvarion’s integrated BWA products

Our Employees

•                  Will benefit from additional value potential

•                  Will benefit from being a part of a growing global company

•                  Will benefit from a stronger R&D knowledge base and manpower

•                  Will benefit from new challenges and exciting new business segments

•                  Will benefit from a stronger seasoned management team

The Outcome: 1 + 1 = 3

•                  Accelerated growth

•                  New complementary markets:

•                  Cellular network extensions

•                  Compact standalone cellular networks

•                  Homeland Security/government markets

•                  Fixed-cellular networks

•                  Strong US organization

•                  Core mobile team and business division

•                  Profitable post merger organization

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Combined Company Highlights

•                  Employees – 840

•                  Combined Revenues – over $220M annual

•                  Global presence – US, China, Mexico, Romania, Ireland, France, UK, Japan, Germany, Czech Republic, Russia, Uruguay, Spain, Singapore, Philippines, Nigeria, South Africa, Poland, Brazil, Latin America/Caribbean

•                  Extensive product line – WaveExpress, UltraWave, Wave2000, eMGW/MGW, WalkAir, BreezeAccess, BreezeMAX, BreezeNET

•                  No of Customers – over 180 operators in over 130 countries worldwide

•                  Number of lines served – over 3M voice and data lines

So what’s the plan ?

We are planning for the following to happen:

•                  Announcement day

•                  PMI  (Post Merger Integration) planning with teams

•                  Closing day

•                  Start working as a combined company

Due Date

•                  27-July-2004

•                  Until closing

•                  6-8 weeks from announcement

•                  Closing + 1 day based on the PMI plans

•                  WHERE YOU CAN FIND ADDITIONAL INFORMATION:

•                  Interwave will file a proxy statement and other documents concerning the proposed amalgamation transaction with the SEC. Security holders are urged to read the proxy statement when it becomes available and other relevant documents filed with the SEC because they will contain important information. Security holders may obtain a free copy of the proxy statement (when it is available) and other documents filed by Interwave with the Commission at the Commission’s Web site at http://www.sec.gov. The proxy statement/prospectus and these other documents may also be obtained for free from Interwave, Investor Relations, 2495 Leghorn Street, Mountain View, California 94043 650-314-25

•                  Interwave and Alvarion and their respective directors and executive officers and other members of their management and their employees may be deemed to be participants in the solicitation of proxies from the shareholders of Interwave with respect to the transactions contemplated by the Amalgamation agreement. Information about the directors and officers of Interwave and Alvarion and their respective interests in the amalgamation will be available in the proxy statement that Interwave will file with the SEC. This document is available free of charge at the Securities and Exchange Commission’s Web site at http://www.sec.gov and from Interwave.

•                  CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

•                  This document contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this newsletter include statements about future financial and operating results and the proposed Interwave/Alvarion amalgamation. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. For example, if either of the companies do not receive required shareholder approvals or fail to satisfy other conditions to closing, the transaction will not be consummated. In any forward-looking statement in which Interwave expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of the Interwave stockholders to approve the proposed merger and other economic, business, competitive, and/or regulatory factors affecting Interwave’s business generally, including those set forth in Interwave’s filings with the SEC, including its Annual Report on Form 10-K for its most recent fiscal year and its most recent Quarterly Report on Form 10-Q, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections, and its Current Reports on Form 8-K. Interwave is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.

Thank You!

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